CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                                                                   EXHIBIT 10.26

                              TECHNOLOGY ACCESS AND
                       APPLICATIONS DEVELOPMENT AGREEMENT


        This TECHNOLOGY ACCESS AND APPLICATIONS DEVELOPMENT AGREEMENT ("Agreement") dated as of March 24, 2000 (the "Effective Date") is entered into by and between MILLENNIUM PHARMACEUTICALS, INC. having an address at 75 Sidney Street, Cambridge, Massachusetts 02139 ("MPI") and CALIPER TECHNOLOGIES CORP. having offices at 605 Fairchild Drive, Mountain View, California 94043-2234 ("Caliper").

                                    RECITALS

        WHEREAS, MPI has developed a proprietary technology platform with applications in genomics-based drug discovery processes, including target identification and validation and other drug development and commercialization activities, which is used by MPI and its Affiliates to pursue multiple business opportunities in the discovery, development and commercialization of life-science based products and services;

        WHEREAS, Caliper has developed proprietary microfluidic technologies applicable to genomics, high throughput screening and other drug discovery applications;

        WHEREAS, Caliper has made such microfluidic technologies, in particular, screening products, available to companies through its Technology Access Program; and

        WHEREAS, Caliper and MPI desire to implement new and existing microfluidic systems at MPI and to establish programs to develop new genomics-based and other applications based on Caliper's technologies.

        NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants contained in this Agreement, the parties agree as follows:

1.      DEFINITIONS

        1.1 "AFFILIATE" shall mean, with respect to a party, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such party. For purposes of this Agreement, "control" and, with correlative meanings, the terms "controlled by" and "under common control with" shall mean (a) the possession, directly or indirectly, of the power to direct the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, or
(b) the ownership, directly or indirectly, of at least fifty percent (50%) (or, if less, the maximum ownership interest permitted by law) of the voting securities or other ownership interest of a Person.

        1.2 "APPROVED NAP PLAN" shall mean a Development NAP Plan approved pursuant to Section 3.3.

        1.3 "ASSAY DATA" shall have the meaning specified in Section 5.3.

        1.4 "CALIPER KNOW-HOW" shall mean all discoveries, materials, techniques, procedures, data, trade secrets and other technical information which Caliper or its Affiliates (a) own or control, or in which Caliper or its Affiliates have an interest that they are not legally or contractually prohibited from licensing or sublicensing to MPI or its Affiliates, and (b) treat as confidential or proprietary, as of the Effective Date or at any time thereafter. Caliper Know-How does not include Caliper Patents.

        1.5 "CALIPER PATENTS" shall mean any and all Patents which Caliper or its Affiliates own or control, or in which Caliper or its Affiliates have an interest that they are not legally or contractually prohibited from licensing or sublicensing to MPI or its Affiliates, as of the Effective Date or at any time thereafter.

        1.6 "CALIPER PRODUCT SOFTWARE" shall mean any software in Object Code Form and in Source Code Form, any accompanying documentation and [ * ] that (a)
(i) is owned or controlled by Caliper or its Affiliates, or (ii) is in-licensed from third parties by Caliper or its Affiliates subject to any applicable license restrictions, or (iii) is licensed to Caliper pursuant to Section 3.1.2(b)(iii), and (b) is designed for use in or otherwise included in Products or prototypes sold or otherwise transferred by Caliper to MPI pursuant to this Agreement or purchase orders submitted hereunder.

        1.7 "CALIPER REAGENTS" shall mean any buffer, dye or other material owned or controlled by Caliper or its Affiliates, or in which Caliper or its Affiliates have an interest that they are not legally or contractually prohibited from licensing or sublicensing to MPI, that is provided by Caliper for use in a Chip. Caliper Reagents shall not include any MPI Materials.

        1.8 "CALIPER SOFTWARE COPYRIGHTS" means any and all copyrights which Caliper or its Affiliates own or control, or in which Caliper or its Affiliates have an interest that they are not legally or contractually prohibited from licensing or sublicensing to MPI or its Affiliates, with respect to Caliper Product Software or, to the extent owned by Caliper or its Affiliates, the NAP Program Software.

        1.9 "CALIPER TECHNOLOGY" shall mean, collectively, the Caliper Patents, the Caliper Know-How and the Caliper Software Copyrights.

        1.10 "CHIP" shall mean a chip offered by Caliper or its Affiliates to perform microfluidic or miniaturization experimentation utilizing Caliper Technology.

        1.11 "CONFIDENTIAL INFORMATION" of a party shall mean all information and know-how and any tangible embodiments thereof provided by such party to the other party either in connection with the discussions and negotiations pertaining to this Agreement or in the course of performing this Agreement (including, without limitation, data; knowledge; practices; processes; ideas; research plans; engineering designs and drawings; research data; manufacturing processes

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

and techniques; scientific, manufacturing, marketing and business plans; and financial and personnel matters relating to the disclosing party or to its present or future products, sales, suppliers, customers, employees, investors or business), which information, know-how and tangible embodiments are reasonably considered to be proprietary and confidential by the disclosing party and are designated as confidential in writing by the disclosing party, whether by letter or by the use of an appropriate stamp or legend, prior to or at the time any such information, know-how or tangible embodiment is disclosed by the disclosing party to the other party. Notwithstanding the foregoing, information or know-how that is orally, electronically or visually disclosed by a party, or is disclosed in writing or in some other tangible embodiment without an appropriate letter, stamp or legend, shall constitute Confidential Information of a party (a) if the disclosing party, within thirty (30) days after such disclosure, delivers to the other party a written document or documents describing the information, or know-how or other material and referencing the place and date of such oral, visual, electronic or other disclosure and the names of the persons to whom such disclosure was made, or (b) such information or know-how is of the type that is customarily considered to be confidential information by persons engaged in activities that are substantially similar to the activities being engaged in by the disclosing party (including, without limitation, software source code). Notwithstanding the foregoing, information or know-how shall not be deemed Confidential Information for purposes of this Agreement if such information or know-how:

            1.11.1 was already known to the receiving party or its Affiliates, other than under an obligation of confidentiality or non-use, at the time of disclosure by the disclosing party;

            1.11.2 was generally available or known to Persons reasonably skilled in the field to which such information or know-how pertains, or otherwise part of the public domain, at the time of its disclosure to the receiving party;

            1.11.3 became generally available or known to Persons reasonably skilled in the field to which such information or know-how pertains or otherwise part of the public domain after its disclosure to the receiving party through no fault of the receiving party;

            1.11.4 was disclosed to the receiving party or its Affiliates, other than under an obligation of confidentiality or non-use, by a third party who had no obligation to the disclosing party not to disclose such information or know-how to others; or

            1.11.5 was independently discovered or developed by the receiving party or its Affiliates, as evidenced by their written records, without the use of Confidential Information belonging to the disclosing party.

            For purposes of this Agreement, MPI-Related Inventions and Assay Data, and all information or know-how with respect thereto, shall be deemed to be Confidential Information of MPI, and all LabChip Improvements, and information and know-how with respect thereto, that are assigned to Caliper pursuant to Section 5.2.1(a) shall be deemed to be Confidential Information of Caliper.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

        1.12 "CONTRACT QUARTER" shall mean each successive period of three consecutive months in a Contract Year commencing from the 24th day of the first, fourth, seventh and tenth months of such Contract Year.

        1.13 "CONTRACT YEAR" shall mean a period of one year commencing from the Effective Date or any anniversary of the Effective Date.

        1.14 "CORE TECHNOLOGY DEVELOPMENT FUNDING PAYMENT" shall have the meaning specified in Section 4.1.1.

        1.15 "DEVELOPMENT NAP PLAN" shall mean the detailed plan and budget for the development and commercialization of each NAP System, agreed to by the parties pursuant to Section 3.3 that sets forth:

            1.15.1 The features or specifications for each NAP Product to be included in such NAP System;

            1.15.2 The activities to be performed by each party with respect to the development of such NAP System and any deliverables in connection therewith;

            1.15.3 A detailed timeline for the completion of such activities and the delivery of such deliverables;

            1.15.4 A budget with respect to such development activities that sets forth the FTEs to be committed and other costs to be incurred by each party with respect to the development of such NAP System and the allocation of any third party costs related to the project;

            1.15.5 A schedule of all development systems, materials, Chips, Instruments, Reagents, and other Products required to complete the development of such NAP System and any cost to each party thereof;

            1.15.6 Caliper's good faith estimate of the price to MPI and its Affiliates with respect to each NAP Product included in the NAP System [ * ] with respect to such NAP Products;

            1.15.7 A written agreement with respect to any (a) MPI Materials,
(b) MPI Software, and (c) any other intellectual property of MPI to which rights are not expressly granted to Caliper hereunder (collectively, "Excluded MPI Property"), that is necessary to develop or commercialize such NAP System, which sets forth the specific terms and conditions on which any such Excluded MPI Property shall be included in a NAP Product; provided, however, that no such Excluded MPI Property shall be included in any NAP System and no rights shall be granted to Caliper or its Affiliates with respect thereto under a Development NAP Plan or this Agreement, unless and until such Development NAP Plan has received review by MPI and has been executed by the Vice President of Research and Technology Operations of MPI or such other officer as he or she may designate; and provided further that MPI shall have no obligation to enter into any such agreement and Caliper shall have no obligation to execute a Development

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

NAP Plan with respect to any NAP System that requires Excluded MPI Property in the absence of such an agreement;

            1.15.8 An express acknowledgement that each party is obligated to proceed with the development and commercialization of each NAP Product comprising such NAP System subject to Section 3.5.2, or such other provisions as the Vice President of Research and Technology Operations of MPI and the Vice President of Science and Technology of Caliper, or their respective designees, may approve with respect to the termination of a Development NAP Plan and the rights and obligations of the parties with respect thereto; and

            1.15.9 such other matters as the parties determine to be appropriate with respect to such NAP System.

        1.16 FEASIBILITY NAP PLAN" shall have the meaning set forth in Section 3.3.2.

        1.17 "FTE" (full-time equivalent) shall mean one or more MPI person(s) or Caliper person(s), as applicable, whether employees, contractors or consultants, with expertise with respect to the technology development activities of the type contemplated by this Agreement, and who is working on Program activities under this Agreement for the equivalent of one full-time employee's time (assuming a 40 hour work week). FTE shall not include [ * ].

        1.18 "INSTRUMENT" shall mean the hardware component(s) of a system other than a Chip offered by Caliper or its Affiliates utilizing Caliper Technology.

        1.19 "LABCHIP ASSAY" shall mean (a) an assay for the analysis, detection, identification or verification of, or the performance of other reactions and interactions with respect to, genes, gene fragments, gene sequences, probes, DNA, RNA, cDNA libraries, proteins, peptides, protein fragments, plasmids, vectors, expression systems, cells, cell lines, organisms, antibodies, biological substances, and any constituents, progeny, mutants, derivatives or replications thereof or therefrom, reagents, chemical compounds, or any other compounds or material for use in human, animal or agricultural applications, and (b) with respect to MPI, the performance of such other processes or procedures as MPI or its Affiliates may from time to time conduct in connection with a Program or otherwise, in each case that is performed on a Chip. LabChip(R) is a registered Caliper trademark but is printed without the registration mark in this Agreement for convenience.

        1.20 "LABCHIP IMPROVEMENTS" shall mean all inventions (whether or not patentable), discoveries, techniques, procedures, trade secrets and other technical information (and any Patents claiming the foregoing) that (a) are conceived and reduced to practice by MPI or its Affiliates, solely or jointly with others, in connection with (i) the development of LabChip Assays for Screening under the sTAP during the Term or (ii) the development of NAP Systems under a NAP Plan during the Term, (b) [ * ], and (c) are owned or controlled by MPI or its Affiliates, or in which MPI or its Affiliates has an interest that it is not legally or contractually prohibited from assigning to Caliper. LabChip Improvements shall not include any (A) [ * ], (B) MPI Materials or any other inventions, discoveries, techniques, procedures, trade secrets, information or Patents that relate to MPI Materials or (C) potential drug compounds or any other

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

inventions, discoveries, techniques, procedures, trade secrets, information or Patents that relate to such compounds.

        1.21 "MICROFLUIDIC SYSTEMS" shall mean any systems for manipulating nanoliter fluid volumes, as opposed to larger volumes of fluid, in structures having one or more fluidic chambers or channels where such chambers or channels have [ * ].

        1.22 "MPI BUSINESS" shall mean the business of MPI and its Affiliates as [ * ] MPI Business shall be deemed not to include (a) the manufacture, sale or resale of Chips or Instruments by MPI or its Affiliates, or (b) the performance by MPI or its Affiliates of LabChip Assays utilizing Products for [ * ] or (c) the disclosure or transfer of Caliper Know-How or other Caliper Confidential Information to any Person that [ * ] and which Persons [ * ]. For the purposes of clarity, Persons engaged by MPI as consultants and who have expertise in [ * ], shall not be deemed to [ * ] as described in Section (c) above.

        1.23 "MPI MATERIALS" shall mean genes, gene fragments, gene sequences, probes, DNA, RNA, cDNA libraries, proteins, peptides, protein fragments, plasmids, vectors, expression systems, cells, cell lines, organisms, antibodies, biological substances, and any constituents, progeny, mutants, derivatives or replications thereof or therefrom, reagents or chemical compounds or other tangible materials that are owned or controlled by MPI or its Affiliates, or as to which MPI or its Affiliates otherwise has rights. MPI Materials shall not include materials that are available from a third party without breach of any obligation to MPI or its Affiliates.

        1.24 "MPI NAP TECHNOLOGY" shall mean, with respect to a NAP System developed pursuant to a NAP Plan, all Patents, discoveries, techniques, procedures, data, trade secrets and technical information that MPI makes directly under such NAP Plan, that relate directly to such NAP System and that MPI owns or controls, or in which MPI has an interest that it is not legally or contractually prohibited from licensing or sublicensing to Caliper, during the term of such NAP Plan; provided, however, that no MPI Software or MPI Materials shall be included in the MPI NAP Technology unless MPI expressly agrees to such inclusion, and the transfer to Caliper of rights with respect thereto, in the Approved NAP Plan with respect a NAP System.

        1.25 "MPI PROGRAM SOFTWARE" shall mean such MPI Software as MPI, in its sole discretion, elects to license to Caliper under an Approved NAP Plan.

        1.26 "MPI-RELATED INVENTION" shall mean all inventions (whether or not patentable), discoveries, techniques, procedures, trade secrets and other technical information (and any Patents claiming any of the foregoing) that are conceived and reduced to practice by Caliper, solely or jointly with others, and are owned or controlled by Caliper, or in which Caliper has an interest that it is not legally or contractually prohibited from assigning to MPI, (a) using MPI Materials or are related thereto, or (b) in connection with a Program and that relate to (i) [ * ], (ii) pre-clinical product candidates, clinical product candidates and any commercial products with medical uses, or (iii) [ * ]. MPI-Related Inventions shall not include inventions, discoveries, techniques, procedures, trade secrets and other technical information [ * ].

        1.27 "MPI SOFTWARE" shall mean software in Object Code Form and in Source Code Form, any accompanying documentation and [ * ] that (i) is owned or controlled by MPI or its

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Affiliates, or (ii) is in-licensed from third parties by MPI or its Affiliates, subject to any applicable license restrictions.

        1.28 "MPI SOFTWARE RIGHTS" means any Patents that claim or cover, and any know-how or copyrights with respect to, MPI Program Software or, to the extent owned or controlled by MPI or its Affiliates, NAP Program Software, which MPI or its Affiliates own or control, or in which MPI or its Affiliates have an interest that they are not legally or contractually prohibited from licensing or sublicensing to Caliper.

        1.29 "NAP PRODUCTS" shall mean all Instruments, Chips, Caliper Product Software and Caliper Reagents that are used in or designed for use in a NAP System, and [ * ], that are developed pursuant to this Agreement or offered by Caliper or its Affiliates; provided, however, that in no event shall any NAP Product include any MPI Materials or MPI Software unless MPI expressly agrees to such inclusion, and the transfer to Caliper of rights with respect thereto, in the Approved NAP Plan with respect to a NAP System.

        1.30 "NAP PROGRAM SOFTWARE" means software in Object Code Form and Source Code Form and accompanying documentation that (i) is developed under this Agreement pursuant to an Approved NAP Plan, including any third party software incorporated therein pursuant to Section 3.4.5, and (ii) is designed to process, integrate and organize unprocessed data generated solely by a NAP System into an end-user friendly format, but that does not perform any other processing, integration or any analysis of such data, either alone or in combination with any information, software or any other data apart from such NAP System. NAP Program Software shall not include software tools used to develop any software code.

        1.31 "NAP SYSTEM" shall mean (a) the overall system and process set forth in a NAP Plan, for performing a particular task, experiment or biochemical or chemical manipulation, or series thereof, that (i) makes use of Caliper Technology and (ii) consists of a Chip, an Instrument, software, reagents and a protocol for performing such activity, as distinguished from (b) the particular component Chip, Instrument, software and reagents that constitute such system.

        1.32 "NEW APPLICATION PLAN" OR "NAP PLAN" shall mean a Feasibility NAP Plan or an Approved NAP Plan with respect to a NAP System.

        1.33 "NEW APPLICATIONS PROGRAM" OR "NAP" shall mean the program pursuant to which Caliper and MPI jointly research and develop new applications for Caliper Technology, as further described in Article 3.

        1.34 "OBJECT CODE FORM" means a form of software code resulting from the translation or processing of a computer program in Source Code Form by a computer into machine language or intermediate code, which thus is in a form that would not be convenient to human understanding of the program logic, but which is appropriate for execution or interpretation by a computer.

        1.35 "PARTICIPANTS" shall mean a Person participating in the sTAP under an agreement with Caliper.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

        1.36 "PATENTS" shall mean any and all patents, foreign or domestic, together with any substitutions, extensions, divisions, continuations, continuations-in-part, reexaminations, reissues, and renewals thereof, any supplementary protection certificates relating thereto, and any inventors' certificates, which have not been held invalid or unenforceable by a non-appealable or non-appealed decision of a court of competent jurisdiction, issuing from patent applications filed in any jurisdiction and any provisionals, divisionals, continuations, and continuations-in-part of such applications.

        1.37 "PERSON" shall mean an individual, partnership, firm, corporation, limited liability company, joint venture, association, trust or other entity, or any governmental agency or political subdivision thereof.

        1.38 "PRODUCTS" shall mean, collectively, the sTAP Products, the NAP Products and such other Instruments, Chips and other hardware, software or reagents that the parties may agree to develop in accordance with this Agreement; provided, however, that in no event shall any Product include any MPI Materials or MPI Software unless MPI expressly agrees to such inclusion, and the transfer to Caliper of rights with respect thereto, in the Approved NAP Plan with respect such Product.

        1.39 "PROGRAM(s)" shall mean the sTAP, NAP or both.

        1.40 "SCREENING" shall mean the process of performing a screening assay of a designated agent or compounds against a target (e.g., an enzyme, receptor or cell type) to determine such agent's or compound's potential safety, efficacy, biological activity, chemical activity or other characteristics relevant to its use in human medicine, animal health or agriculture. For purposes of this Agreement, Screening shall include, but not be limited to, primary, high throughput screening against potential therapeutic targets, secondary screening of analogues and derivatives against such targets, and screens of potential pharmaceutical compounds for specificity, toxicity and other parameters relevant to safety or efficacy. [ * ].

        1.41 "screening TECHNOLOGY ACCESS PROGRAM" OR "sTAP" shall mean Caliper's program for providing access to its evolving line of products useful for Screening in the context of an ongoing, renewable business relationship. In addition to sales of finished sTAP Products, the sTAP may include customer input into development, early access to prototypes and substantial training and support.

        1.42 "SOURCE CODE FORM" means a form in which a computer program's logic is easily deduced by a human being with skill in the art, such as a printed listing of the program or a form from which a printed listing can be easily generated and shall include interpretive code such as perl or shell scripts.

        1.43 "sTAP PLAN" shall have the meaning set forth in Section 2.3.

        1.44 "sTAP PRODUCTS" shall mean all Instruments, Chips and other hardware, Caliper Product Software or Caliper Reagents that are set forth on Exhibit A as being offered by Caliper or its Affiliates, and, subject to any agreement with a third party that would prohibit their transfer to Persons other than such third party, such other Instruments, Chips and other hardware,

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

software or reagents designed for Screening as Caliper offers during the Term to Participants or other Persons for use in Screening; provided, however, that in no event shall any sTAP Products include any MPI Material or MPI Software unless MPI expressly agrees to such inclusion, and the transfer to Caliper of rights with respect thereto, in a written agreement approved by the Vice President of Research and Technology Operations of MPI. Caliper represents and warrants to MPI that no third-party agreement exists as of the Effective Date that would restrict the offering of the sTAP Products that would otherwise be available to MPI under this Agreement.

        1.45 "SUBSCRIPTION FEE" shall have the meaning specified in Section
4.1.2.

        1.46 "TERM" shall mean the period commencing on the Effective Date and ending on the second anniversary of the Effective Date, unless extended by MPI pursuant to Section 8.2 or earlier terminated pursuant to Section 8.3 or modified by mutual written agreement of the parties pursuant to Section 10.5.

2.      SCREENING TECHNOLOGY ACCESS PROGRAM

        2.1 sTAP PRODUCT LICENSES.

            2.1.1 PRODUCT LICENSES.

                (a) Subject to Section 2.7, Caliper hereby grants to MPI and its Affiliates a fully paid, worldwide, non-exclusive, non-transferable (except as provided in Section 10.4) right and license, with no right to sublicense, under Caliper Technology to develop, make and use sTAP Products (but not to make Chips) for the purpose of developing sTAP Products jointly with Caliper, and to practice the Caliper Know-How with respect thereto, during the Term and pursuant to this Agreement.

                (b) Subject to Section 2.7, Caliper hereby grants to MPI and its Affiliates a worldwide, non-exclusive, non-transferable (except as provided in Section 10.4) right and license, with no right to sublicense, under Caliper Technology to use, modify and enhance sTAP Products (but not to modify and enhance Chips), and to practice Caliper Know-How with respect thereto, for all purposes in the MPI Business. Notwithstanding the foregoing, this license grant shall extend to [ * ]. With respect to each of the sTAP Products offered by Caliper in a Contract Quarter, this license shall become fully-paid, irrevocable and perpetual upon Caliper's receipt of the Subscription Fee for such Contract Quarter.

            2.1.2 SOFTWARE LICENSES. Subject to Sections 2.7 and 3.4, for all sTAP Products purchased or otherwise acquired by MPI or its Affiliates, Caliper hereby grants to MPI and its Affiliates a fully paid, worldwide, non-exclusive, irrevocable, perpetual, non-transferable (except as provided in Section 10.4) right and license, under Caliper Technology, (i) to use, copy, make, modify, enhance, and create derivative works of the Source Code Form and Object Code Form of Caliper Product Software in the MPI Business, and (ii) to distribute the Object Code Form of Caliper Product Software and any derivative works thereof, to collaborators of MPI to use, modify and enhance in connection with MPI's technology platform. If MPI modifies any Caliper Product Software, Caliper shall have no obligation to support such software or incorporate it into subsequent versions of Caliper Product Software. MPI acknowledges that any

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

such modified software may be incompatible with subsequent versions of Caliper Product Software. In the event the parties mutually agree in writing to incorporate such modifications into the Caliper Product Software then such modification shall be supported to the same extent as any unmodified Caliper Product Software.

2.2 sTAP LEADERS. Caliper and MPI shall each designate a leader (each, a "sTAP Leader") who together shall jointly plan and oversee all activities carried out under a sTAP Plan and monitor the progress of such activities. The Caliper sTAP Leader shall be responsible for the timely transfer to MPI of all sTAP Products and other Chips, Instruments, Caliper Reagents, Caliper Product Software and other materials in accordance with the sTAP Plan or as otherwise agreed to by the parties, as well as the support, training and other services required hereunder subject to the FTE limitations set forth in Section 4.2.1. The sTAP Leaders shall meet once each Contract Quarter, or as they may otherwise agree, in person, with such meetings alternating between Caliper and MPI facilities, or by such other means as the sTAP Leaders may agree. At the request of MPI, Caliper's sTAP Leader shall provide MPI with quarterly confidential written reports, within thirty (30) days after the end of each Contract Quarter, summarizing the activities undertaken and the results achieved under the sTAP Plan during such quarter, provided that Caliper shall not be obligated to disclose any information that it is precluded from disclosing under an agreement or arrangement with a third party or that is not otherwise required to disclose hereunder. The initial sTAP Leader from MPI shall be [ * ], and the initial sTAP Leader from Caliper shall be [ * ]. Either party, in its sole discretion, may change its sTAP Leader by delivering written notice to the other party.

        2.3 sTAP PLANS. The sTAP Leaders shall develop a plan for each Contract Year which shall set forth in reasonable detail each project to be pursued by MPI and Caliper under the sTAP for such Contract Year, including, with respect to each project, any benchmarks or specifications, the activities to be performed by MPI and Caliper, the budget for MPI support to be provided by Caliper personnel under Section 2.4, and such other matters as the sTAP Leaders determine to be appropriate (each, a "sTAP Plan"). The sTAP Plan shall also include the [ * ] in that Contract Year as well as any other Instruments, Chips, Caliper Reagents, hardware, Caliper Product Software or other systems or materials to be provided by Caliper in such Contract Year pursuant to such sTAP Plan. In developing the sTAP Plan, the MPI sTAP Leader shall have the sole right to propose the desired sTAP projects and goals and to prioritize the projects, which shall be deemed Confidential Information for all purposes hereunder. Caliper's sTAP Leader shall determine the necessary personnel resources, and provide estimates of the projected Caliper FTEs needed to perform relevant tasks for each project and the cost of sTAP Products necessary for MPI to implement each project, including the sTAP Products necessary for the ongoing performance of LabChip Assays, and advise MPI as to the technical feasibility of each project; provided, however, that Caliper shall not be required to dedicate more FTEs to sTAP than required by Section 4.2.1. Based on this information, the sTAP Leaders shall develop a sTAP Plan. A summary and outline of the initial sTAP projects is included in an exhibit entitled, Summary of Initial Projects, attached to that certain letter agreement between the parties hereto, dated March 24, 2000. The sTAP Leaders shall [ * ] sTAP Plan for the first Contract Year within [ * ] of the Effective Date, which at a minimum shall include the projects included in Exhibit A. Caliper acknowledges and agrees that it is committed to initiating the activities set forth in the sTAP Plan upon the finalization of such plan. The sTAP Leaders shall agree on a


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sTAP Plan for each successive Contract Year no later than [ * ] prior to the start of such year. A sTAP Plan may only be amended by the mutual agreement of the sTAP Leaders.

        2.4 MPI sTAP SUPPORT.

            2.4.1 GENERAL; CALIPER FTES. If necessary, and at the discretion of MPI, the sTAP Plan shall include a plan and budget for activities of Caliper personnel specifically directed to supporting MPI's implementation of the sTAP. Such activities may include (i) assay development for MPI Materials, (ii) training and support for MPI personnel developing LabChip Assays or using sTAP Products, and (iii) custom development projects requested by MPI (each discussed further below). Funding for such Caliper personnel shall be provided pursuant to
Section 4.2.1 below.

            2.4.2 ASSAY DEVELOPMENT. MPI shall have the right to have Caliper assist with the development and performance of LabChip Assays from time to time subject to the FTE commitments set forth in Section 4.2.1. At MPI's request, Caliper shall advise MPI as to the technical feasibility of various proposals. Prior to rendering any assistance, Caliper shall provide MPI with a good faith estimate of the time required to perform the assistance. With respect to any such assistance rendered, Caliper shall transfer to MPI any assay development information as well as the results of any assays conducted by Caliper, which results shall be Assay Data. MPI shall have the right to conduct development tasks and activities and perform LabChip Assays independently of Caliper, and shall not be obligated to disclose to Caliper any information with respect thereto, including, without limitation, the fact that MPI has performed such tasks, activities or assays.

            2.4.3 TRAINING AND SUPPORT. At MPI's request, Caliper shall provide training and support for MPI employees in development of LabChip Assays and use of sTAP Products, subject to the FTE commitments set forth in Section 4.2.1. Scheduling of sTAP training and support to be provided at MPI's facilities shall be mutually agreed upon. Caliper's sTAP Leader shall advise MPI's sTAP Leader as to recommended priorities and tasks for Caliper to support MPI under sTAP, but MPI shall have the right to determine the support MPI requires, provided that such training and support [ * ] set forth in the sTAP Plan for the applicable Contract Year. Based on MPI's requirements, Caliper's sTAP Leader shall determine the necessary personnel resources, provide estimates of the projected time needed to perform relevant tasks and provide estimates of the technical feasibility of various tasks.

            2.4.4 sTAP PRODUCT OFFERINGS; CUSTOM DEVELOPMENT. Caliper shall consult with MPI with respect to the sTAP Products it intends to offer during each Contract Year. From time to time, Caliper shall notify MPI in accordance with Section 4.3.1 of the particular sTAP Products that Caliper has decided to develop and offer in a Contract Year, and the estimated time that such sTAP Products will be available. If MPI is interested in having Caliper proceed with the development of a sTAP Product or sTAP Product accessory that Caliper initially determined not to develop in such Contract Year, or to accelerate the development of a sTAP Product or a sTAP Product accessory proposed to be offered later in the Contract Year, then MPI may elect to apply a portion of the [ * ] to such custom development efforts. At the request of MPI, Caliper shall advise MPI regarding the effect that any such allocation [ * ] would have on ongoing


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

activities under the relevant sTAP Plan. Alternatively, at MPI's option, MPI may propose such new application for Screening for development under a NAP Plan pursuant to Article 3.

        2.5 NON-EXCLUSIVITY. The sTAP is a mutually non-exclusive collaboration. MPI and Caliper are each free to work with any other company in any area. sTAP Products developed by Caliper, independently or with input from MPI, will be sold by Caliper on a non-exclusive basis unless otherwise mutually agreed in writing by the parties. MPI acknowledges that other customers, independently or together with Caliper, may develop LabChip Assays for the [ * ], subject in all cases to Section 6.1 and the other terms of this Agreement. Similarly, Caliper acknowledges that MPI may continue to perform Lab Chip Assays, Screening or other assays, reactions, interactions, processes, procedures or other activities on non-Caliper systems and may collaborate with third parties on [ * ], subject in all cases to Section 6.1 and the other terms of this Agreement. Notwithstanding the foregoing, neither Caliper nor any of its Affiliates shall use, directly or indirectly, on behalf of itself, its Affiliates or any third party, any information with respect to MPI's or its Affiliates' targets, target selection process, development priorities, background intellectual property, any other intellectual property not expressly licensed to Caliper hereunder or any other Confidential Information of MPI or its Affiliates, in connection with the development of drugs or for any other purpose that is not expressly permitted hereunder.

        2.6 SPECIAL PROJECTS. Either party may propose to the other special product development projects related to Screening applications or other LabChip Assays under sTAP. Such special projects may be conducted by the parties under the NAP program or under different terms to be negotiated by the parties on a case-by-case basis.

        2.7 RESTRICTIONS ON USE OF sTAP PRODUCTS. MPI agrees that it will use all sTAP Products only in the MPI Business. This provision shall expire with regard to each sTAP Product to the extent that such product is offered to Persons on a general commercial basis without such restriction.

        2.8 COMMERCIALIZATION OF sTAP PRODUCTS. Caliper represents and warrants to MPI that, as of the Effective Date, Caliper has no plans to sell to parties other than Participants any existing sTAP Products or any other sTAP Products that are currently in development for performing LabChip Assays for Screening (i.e., assays for targets selected by the user, rather than by Caliper); however, Caliper reserves the right to do so should Caliper determine that technical or business reasons warrant such a change in plans. However, with respect to any sTAP Product offered to MPI in the first [ * ] for performing such LabChip Assays, if Caliper sells, within [ * ] of the date such sTAP Product is first offered to MPI, such sTAP Product to any party other than a Participant, then (a) the parties shall mutually agree in good faith on an appropriate payment by Caliper or credit of a portion of the Subscription Fees due under this Agreement, but in no event shall such payment or credit exceed the [ * ] during the Term (including any extensions thereof), and (b) the parties shall mutually agree on a [ * ], from which MPI may thereafter [ * ].

        2.9 OTHER PRODUCTS. During the course of this Agreement, Caliper may offer MPI the opportunity to receive products other than sTAP Products or NAP Products. For example, MPI may be offered products being developed or commercialized through Caliper's research products collaboration with Agilent Technologies. Terms related to such transactions shall be


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COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS
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

agreed upon separately or established for all customers by Caliper or Agilent Technologies and are not covered by this Agreement.



3.      NEW APPLICATIONS PROGRAM

        3.1 NAP LICENSES.

            3.1.1 GRANT TO MPI.

                (a) DEVELOPMENT OF NAP PRODUCTS.

                    (i) Subject to Section 3.8.2, Caliper hereby grants to MPI and its Affiliates a fully-paid, worldwide, internal, non-exclusive, non-transferable (except as provided in Section 10.4) right and license, under the Caliper Technology, to develop, make and use NAP Products (but not to make Chips) for the purpose of developing NAP Systems jointly with Caliper pursuant to NAP Plans, and to practice the Caliper Know-How with respect thereto, during the Term and pursuant to this Agreement.

                    (ii) Subject to Sections 3.4 and 3.8.2, Caliper hereby grants to MPI and its Affiliates, a fully-paid, worldwide, internal, non-exclusive, non-transferable (except as provided in Section 10.4) right and license, under Caliper Technology, to use, copy, make, modify, enhance and create derivative works of, but not to distribute, Source Code Form and Object Code Form of Caliper Product Software and, to the extent owned by Caliper or its Affiliates, NAP Program Software, in each case, solely to develop NAP Program Software pursuant to Approved NAP Plans. Such right and license shall exist for the duration of each NAP Plan under which NAP Program Software is to be developed.

                (b) USE OF NAP PRODUCTS.

                    (i) Subject to Section 3.8.2, Caliper hereby grants to MPI and its Affiliates a worldwide, non-exclusive, non-transferable (except as provided in Section 10.4) right and license, with no right to sublicense under the Caliper Technology, to use, modify and enhance NAP Systems and NAP Products (but not to modify and enhance Chips) for which a Development NAP Plan has been approved pursuant to Section 3.3, or are otherwise offered by Caliper or its Affiliates, and to practice Caliper Know-How with respect thereto, for all purposes in the MPI Business. Notwithstanding the foregoing, this license grant shall [ * ].

                    (ii) Subject to Sections 3.4, 3.8.2 and 4.3.7, for all NAP Products purchased or otherwise acquired by MPI or its Affiliates, Caliper hereby grants to MPI and its Affiliates a worldwide, non-exclusive, non-transferable (except as provided in Section 10.4) right and license, under Caliper Technology, (i) to use, copy, make, modify, enhance and create derivative works of the Source Code Form and Object Code Form of the Caliper Product Software for all purposes in the MPI Business, and (ii) to distribute the Object Code Form of Caliper Product Software and any derivative works thereof, to collaborators of MPI to use, modify and enhance such Caliper Product Software and derivative works, [ * ]. If MPI modifies any Caliper Product Software, Caliper shall have no obligation to support such software or


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

incorporate it into subsequent versions of Caliper Product Software. MPI acknowledges that any such modified software may be incompatible with subsequent versions of Caliper Product Software. In the event the parties mutually agree in writing to incorporate such modification into the Caliper Product Software then such modification shall be supported by Caliper to the same extent as any unmodified Caliper Product Software.

                    (iii) With respect to each NAP Product included in a NAP System and any Caliper Product Software with respect thereto, the license grants in Sections 3.1.1(b)(i) and 3.1.1(b)(ii) shall become fully-paid, irrevocable and perpetual upon the approval of a Development NAP Plan for such NAP System pursuant to Section 3.3.

            3.1.2 GRANTS TO CALIPER.

                (a) DEVELOPMENT OF NAP PRODUCTS.

                    (i) Subject to the terms and conditions of each NAP Plan, MPI hereby grants to Caliper with regard to such NAP Plan a fully-paid, worldwide, internal, non-exclusive, non-transferable (except as provided in Section 10.4) right and license under the MPI NAP Technology to develop, make and use NAP Products for the purpose of developing NAP Systems pursuant to such NAP Plan jointly with MPI during the term of such NAP Plan and pursuant to this Agreement.

                    (ii) Subject to the terms and conditions of each Approved NAP Plan and Section 3.4, MPI hereby grants to Caliper with regard to such Approved NAP Plan a fully-paid, worldwide, internal, non-exclusive, non-transferable (except as provided in Section 10.4) right and license, under the MPI Software Rights, to use, copy, make, modify, enhance and create derivative works of, but not to distribute, the Object Code Form and the Source Code Form of MPI Program Software for use solely to develop NAP Program Software pursuant to such Approved NAP Plan. Such license shall exist for the duration of the NAP Plan under which the NAP Program Software is developed.

                (b) COMMERCIALIZATION OF NAP PRODUCTS.

                    (i) MPI hereby grants to Caliper a worldwide, non-exclusive, fully-paid, non-transferable (except as provided in Section 10.4) right and license, with the right to sublicense, under MPI NAP Technology to make, use, sell, offer for sale and import NAP Products for which Development NAP Plans have been approved pursuant to Section 3.3. The parties recognize that this grant does not include rights with respect to MPI Program Software and NAP Program Software, which, with respect to each NAP System, shall be governed by Sections 3.1.2(a)(ii), and 3.1.2(b)(ii) and 3.1.2(b)(iii), respectively. Further, the parties recognize that this grant does not include rights with respect to other MPI Software or MPI Materials, which, with respect to each NAP System, shall be governed by the specific terms and conditions with respect thereto, if any, set forth, in the Approved NAP Plan with respect such NAP System.

                    (ii) Subject to Section 3.4, MPI hereby grants to Caliper a fully-paid, worldwide, internal, non-exclusive, non-transferable (except as provided in Section 10.4) right and license under MPI Software Rights with respect to NAP Program Software, to


                                       14

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

use, copy, modify and enhance, but not to distribute, the Object Code Form and the Source Code Form of NAP Program Software, to the extent owned by MPI or its Affiliates, solely to develop, use, support and make NAP Systems for which Development NAP Plans have been approved pursuant to Section 3.3. Further, Caliper shall have the right to sublicense the right to use (but not to enhance, modify or distribute) the Object Code Form of the NAP Program Software, to the extent owned by MPI or its Affiliates, to [ * ] commercial partners who are authorized distributors and support providers of such NAP Systems, for the sole purpose of permitting such commercial partners to support such NAP Systems; provided, however, such commercial partners agree to abide in writing by all the terms and conditions of this Agreement with respect to such NAP Program Software.

                    (iii) Subject to Section 3.4, MPI hereby grants to Caliper a worldwide, non-exclusive, royalty-bearing, perpetual, non-transferable (except as provided in Section 10.4) right and license, with the right to grant sublicenses, under MPI Software Rights with respect to NAP Program Software, to use the Object Code Form of NAP Program Software to use solely in connection with, the making, selling, offering for sale, and importing of NAP Systems for which Development NAP Plans have been approved pursuant to Section 3.3. Any such sublicenses shall include written terms that are sufficient to protect MPI's intellectual property rights in NAP Program Software and are consistent with Caliper's rights and obligations set forth in this Agreement. This right and license shall be royalty-bearing only to the extent the NAP Program Software incorporates any MPI Software which exists prior to, or is created or acquired by MPI or its Affiliates independent of this Agreement as provided in Section 3.4.6.

                    (iv) Subject to Section 3.4, MPI hereby grants to Caliper a worldwide, non-exclusive, fully-paid, perpetual, non-transferable (except as provided in Section 10.4) right and license, with the right to grant sublicenses, under MPI Software Rights with respect to NAP Program Software developed pursuant to each Approved NAP Plan and which is first created by MPI or its Affiliates and which is not a derivative work of or does not otherwise incorporate any pre-existing MPI Software or independently developed MPI Software, to (i) use the Object Code Form of such NAP Program Software solely in connection with the making, selling, offering for sale, and importing of any system which consists of Instruments, Chips, reagents and software, owned or controlled by Caliper and which incorporates Caliper Technology; and (ii) use, copy, modify and enhance, but not to distribute, the Object Code Form and the Source Code Form of such NAP Program Software, solely to develop, use, support and make any system which consists of Instruments, Chips, reagents and software, owned or controlled by Caliper and which incorporates Caliper Technology. Further, Caliper shall have the right to sublicense the right to use, but not to modify, enhance or distribute, solely the Object Code Form of such NAP Program Software to [ * ] commercial partners who are authorized distributors and support providers of such system; provided, however, any sublicenses shall include written terms that are sufficient to protect MPI's intellectual property rights in NAP Program Software and are consistent with Caliper's rights and obligations set forth in this Agreement. Notwithstanding the foregoing, the right and license set forth in this Section 3.1.2(b)(iv) shall be effective for each NAP Program Software developed pursuant to an Approved NAP Plan when such NAP Program Software is used by Caliper in accordance with


                                       15

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

the right and license granted in Section 3.1.2(b)(iii) with respect to the NAP System described therein.

        3.2 NAP LEADERS. Caliper and MPI shall each designate a leader (each, a "NAP Leader") who together shall jointly plan and oversee all NAP activities carried out under this Agreement and monitor the progress of such activities. The Caliper NAP Leader shall be responsible for the transfer to MPI of all NAP Products, development tools and systems and other Chips, Instruments, Caliper Reagents, Caliper Product Software and other materials, as well as the support, training and other services required under the NAP Plans. The NAP Leaders shall meet once each Contract Quarter, or as they may otherwise agree, in person, with such meetings alternating between Caliper and MPI facilities, or by such other means as the NAP Leaders may agree. At the request of a NAP Leader, the other NAP Leader shall provide the requesting NAP Leader with a quarterly confidential written report, within thirty (30) days after the end of each Contract Quarter, summarizing the activities undertaken and the results achieved under each NAP Plan during such quarter, provided that neither party shall be obligated to disclose any information that it is precluded from disclosing under an agreement or arrangement with a third party or that it is not otherwise required to disclose hereunder. The initial NAP Leader of MPI shall be [ * ], and the initial NAP Leader from Caliper shall be [ * ]. Either party, in its sole discretion, may replace its NAP Leader by delivering written notice to the other party.

        3.3 NAP PLAN.

            3.3.1 INITIAL NAP SYSTEMS. The parties acknowledge and agree that they are committed to initiating and proceeding diligently in the first Contract Year with the development of NAP Systems with respect to the projects set forth in an exhibit entitled, Summary of Initial Projects, attached to that certain letter between the parties hereto dated March 24, 2000. With respect to such projects, the NAP Leaders shall finalize each Feasibility NAP Plan and initiate activities thereunder within [ * ] after the Effective Date. Upon completion of the activities under the Feasibility NAP Plan for each project, the NAP Leaders shall immediately prepare a Development NAP Plan for the applicable NAP System for review and approval by the Chief Technology Officer and the Vice President of Research and Technology Operations of MPI and the Vice President of Science and Technology of Caliper. No NAP Plan shall become effective with respect to any Excluded MPI Property that is included in a NAP Plan unless and until such NAP Plan is executed by the Vice President of Research and Technology Operations of MPI.

            3.3.2 SUBSEQUENT NAP SYSTEMS. From time to time, the NAP Leaders shall meet to discuss potential NAP Systems to be developed hereunder. [ * ]. Caliper's NAP Leader shall provide good faith estimates of the necessary personnel resources and the projected FTEs needed to perform Caliper's tasks and the cost of any development systems and other materials necessary for the development of NAP Systems, and advise as to the technical feasibility of various tasks. MPI's NAP Leader shall provide similar information with respect to MPI's activities. With respect to NAP projects identified by MPI, the NAP Leaders shall develop a plan to evaluate the feasibility of a NAP System in light of the considerations which constitute a Development NAP Plan, which plan shall set forth specific details of any activities to be performed to determine the technical feasibility of such NAP System as well as a timeline therefor (a "Feasibility NAP Plan"). The parties shall perform the feasibility study and shall


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report the results in accordance with the Feasibility NAP Plan, whereupon the parties shall meet to discuss such results. The parties anticipate that each Feasibility NAP Plan shall be for a period of [ * ] or less. If and when the parties decide to proceed with the development and commercialization of a NAP System, the NAP Leaders shall prepare a Development NAP Plan for such NAP System for review and approval of the Vice President of Science and Technology of Caliper and both the Chief Technology Officer and the Vice President of Research and Technology Operations of MPI. No Development NAP Plan shall become effective with respect to any Excluded MPI Property that is included in a Development NAP Plan unless and until such Development NAP Plan is executed by the Vice President of Research and Technology Operations of MPI. Prior to the commencement of any Development NAP Plan, if Caliper sets forth in writing that it withholds its approval of NAP Plans for one or more NAP Systems or otherwise fails to agree to such NAP Plan within [ * ] days after a written request by MPI that Caliper do so, for reasons other than technical feasibility, [ * ] the [ * ] to [ * ] such NAP Plans, provided that such NAP Plans do not require Caliper to commit more than [ * ] of its FTEs pursuant to Section 4.2.2 to the development of all such NAP System(s) in any Contract Year.

            3.3.3 AMENDMENT AND DISPUTES. The NAP Leaders shall review the progress of the NAP Plans annually to assess the progress of each plan in light of the goals set forth therein and discuss proposed amendments to the NAP Plans as necessary; provided, however, that a NAP Plan may only be amended by the agreement of [ * ] parties that approved such NAP Plan pursuant to Section 3.3.1 or 3.3.2. Except with respect to [ * ] to [ * ] NAP Systems pursuant to [ * ], disputes with respect to inclusion of specific NAP Systems in a NAP Plan shall be escalated to senior officers of the parties in accordance with Section 10.2, but shall not be subject to arbitration or any other judicial or other dispute resolution mechanism. In the event of any inconsistency between the terms of a NAP Plan and the terms of this Agreement, the terms of this Agreement shall control.

            3.3.4 ACCESS TO MPI NAP TECHNOLOGY DEVELOPED UNDER A FEASIBILITY NAP PLAN. With respect to any MPI NAP Technology developed under a Feasibility NAP Plan and licensed to Caliper pursuant to Section 3.1.2(a)(i), in the event the parties decide not to proceed with the development and commercialization of such NAP System pursuant to an Approved NAP Plan, then the parties agree to negotiate in good faith, the terms and conditions under which Caliper will be granted rights to such MPI NAP Technology for use in the development and commercialization of such NAP System.

        3.4 PROGRAM AND PRODUCT SOFTWARE. Each Development NAP Plan shall set forth any rights and obligations of the parties with respect to the development of any NAP Program Software to be developed in connection therewith. The rights and obligations of the parties with respect to any such NAP Program Software shall be governed by this Agreement. Except as provided in Sections 2.1 and 3.1, no other rights are granted hereunder with respect to any software of the parties, including, without limitation, any MPI Software.

            3.4.1 SUBLICENSES. With respect to any sublicense permitted under this Agreement, the sublicensing party shall be responsible for the operations of any sublicensee relevant to this Agreement as if the operations were carried out by such sublicensing party itself.

            3.4.2 RESTRICTIONS. Neither party shall:


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                (a) except as permitted under this Agreement, decompile,
disassemble or otherwise reverse engineer any software code licensed hereunder;

                (b) use, copy or distribute any software code licensed hereunder or any documentation thereof, directly or indirectly, except as expressly permitted under this Agreement;

                (c) enhance, modify or create derivative works of any software code licensed hereunder, except as permitted under this Agreement; or

                (d) export the software code, except in compliance with U.S. and other applicable export laws and regulations.

            3.4.3 TREATMENT OF SOURCE CODE FORM. Each party shall store the Source Code Form of any software it receives from the other party on [ * ] client computers at the recipient's facility and in files on each computer which are password protected and which can only be accessed by authorized people having a need to access such source code solely for use in accordance with the license grants set forth in this Agreement.

            3.4.4 SUPPORT. Nothing in this Agreement shall obligate MPI or its Affiliates to provide any support, updates and/or upgrades for any software code licensed hereunder unless expressly provided in an Approved NAP Plan. Caliper and its Affiliates shall provide support, updates and/or upgrades for any Caliper Product Software licensed hereunder in accordance with its standard commercial practices, except as otherwise provided under Sections 2.1.2 and 3.1.1(b)(ii).

            3.4.5 THIRD PARTY SOFTWARE. Neither party shall use or incorporate any third party software into the NAP Program Software without the prior written consent of the other party to this Agreement. In the event the parties agree to incorporate any third party software into the NAP Program Software, a description of such software shall be attached to the Development NAP Plan with respect to such NAP Program Software and Caliper shall be responsible for the payment of any fees associated with such third party software. Neither party shall include any [ * ] software that could adversely affect a party's intellectual property rights in the NAP Program Software unless expressly agreed upon in writing.

            3.4.6 ROYALTY BEARING MPI LICENSED SOFTWARE. Any [ * ] associated with the license grant by MPI to Caliper pursuant to Section 3.1.2(b)(iii) shall be negotiated in good faith by the parties prior to Caliper exercising its right and license thereunder. In determining the amount of such [ * ], the parties shall consider [ * ]. In the event the parties are unable to agree on the amount of such [ * ], the license grant pursuant to Section 3.1.2(b)(iii) shall be null and void with respect to the royalty-bearing software for such NAP System unless and until an agreement is reached.

            3.4.7 DISCLAIMER OF WARRANTY. Nothing in this Agreement shall be construed as a representation made or warranty given by any party hereto that any Patents will issue based on pending applications with respect to any software or that any such pending applications or


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Patents issued thereon will be valid or that any software code will be operated without interruption or will be error-free.

        3.5 NAP PRODUCT DEVELOPMENT.

            3.5.1 GENERAL. Each NAP Plan shall include a plan and budget for activities of both Caliper and MPI personnel to develop NAP Products thereunder. Such activities may include research and development of Instruments, Chips, reagents or NAP Program Software, as well as manufacture and testing of prototype systems. In general, MPI will focus on identifying, prioritizing and testing new applications in genomics or related areas, on providing biology expertise and on developing NAP Program Software. In general, Caliper will focus on assessing feasibility and resource requirements for NAP projects and on developing Instruments and Chips. However, either party may perform any function for a given project, as set forth in the applicable NAP Plan. The parties shall fund work under each NAP Plan in accordance with the budget set forth therein. FTE activities shall be funded pursuant to Section 4.2.2. Caliper shall offer development systems, including, without limitation, Instruments and Caliper Product Software, Chips and Caliper Reagents, for sale to MPI for its use in NAP Product development [ * ]. Further, Caliper shall install such development systems, Chips and Caliper Reagents and provide initial training with respect thereto [ * ] to MPI.

            3.5.2 TERMINATION OF NAP PROJECTS. The NAP Leaders shall endeavor to stage NAP Product development projects in reasonable phases, so that the parties may each make informed decisions about whether to continue each project based on the prospects for successful development and commercialization. Once a Development NAP Plan is approved pursuant to Section 3.3, each party shall be [
* ] with the development and commercialization of each NAP Product in accordance with such Development NAP Plan, unless such Development NAP Plan expressly provides otherwise. If at any time a party reasonably determines that the development of a NAP Product is [ * ], it shall promptly notify the other party in writing setting forth the basis for its determination. The parties shall promptly meet to discuss how to proceed with respect to such project taking into consideration the contributions and expectations of the parties with respect to the project, but shall be under no obligation to reach agreement with respect thereto. If the parties are unable to agree on an alternative course of action, they shall be [ * ] with the Development NAP Plan for such NAP Product. If either party should fail to substantially perform under and in accordance with an Approved NAP Plan, the other party may terminate such NAP Plan as provided in
Section 8.4. Notwithstanding anything in this Agreement to the contrary, either party may elect at any time to cease developing, manufacturing, using or selling any Product that such party reasonably determines on advice of independent patent counsel approved by both parties, poses a substantial risk of infringing third party intellectual property rights.

        3.6 NON-EXCLUSIVITY. The NAP is a mutually non-exclusive collaboration. MPI and Caliper are each free to work with any other company in any area. NAP Products shall be sold by and on behalf of Caliper and its Affiliates on a non-exclusive basis.

        3.7 SPECIAL PROJECTS. Either MPI or Caliper may propose special product development projects to be conducted under different terms than the NAP. Any such terms shall be negotiated by the parties on a project-by-project basis.


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        3.8 RIGHTS AND RESTRICTIONS REGARDING NAP PRODUCTS.

            3.8.1 SALE OF NAP PRODUCTS. Subject to the rights set forth in
Section 3.1 and except as otherwise provided herein, Caliper shall have the exclusive, transferable right under the Caliper Technology to manufacture and sell NAP Systems. Caliper shall supply all of MPI's requirements of any NAP Products that are included in an Approved NAP Plan on the terms set forth in such Approved NAP Plan, Section 4.3 and such other commercially reasonable terms as the parties shall agree. With respect to any NAP Products developed in whole or part by MPI, MPI shall have the right pursuant to the terms of a separate agreement between the Parties hereto to have its trade name and trade mark and, as applicable, its copyright notice included thereon, which placement shall be based on the relative contributions of the parties with respect to the development of such product.

            3.8.2 RESTRICTIONS ON USE AND TRANSFER. MPI agrees that it will use all NAP Products only in the MPI Business. This provision shall expire with regard to each NAP Product to the extent such product is offered to Persons on a general commercial basis without such restriction.

        3.9 [ * ] ASSAYS. With respect to the development of NAP Systems for [ * ] assays as described in an exhibit entitled, Summary of Initial Projects attached to that certain letter agreement between the parties hereto dated March 24, 2000, Caliper shall be solely responsible for the cost of all of its FTEs working under the mutually agreed Feasibility NAP Plan for such project until the earlier of (i) the date a Development NAP Plan is approved pursuant to
Section 3.3, or (ii) the date [ * ] months following the Effective Date.

4.      FINANCIAL AND COMMERCIAL TERMS

        4.1 TECHNOLOGY DEVELOPMENT FEES. In exchange for the rights granted to MPI under this Agreement to develop and use Products, MPI shall make the following payments to Caliper.

            4.1.1 CORE TECHNOLOGY DEVELOPMENT FUNDING PAYMENT. MPI shall pay to Caliper a non-refundable Core Technology Development Funding Payment of [ * ] for each Contract Quarter during the first two Contract Years for a total of [ * ] in the aggregate. The first such Core Technology Development Funding Payment shall be due within [ * ] days of the Effective Date. Subsequent Core Technology Development Funding Payments shall be due within [ * ] days after the end of each Contract Quarter.

            4.1.2 SUBSCRIPTION FEES. MPI shall pay to Caliper a non-refundable Subscription Fee of [ * ] for each Contract Quarter for a total of [ * ] per Contract Year. The first such Subscription Fee shall be due within [ * ] days of the Effective Date. Subsequent Subscription Fees shall be due within [ * ] days after the end of each Contract Quarter.

        4.2 CALIPER FTE FUNDING.

            4.2.1 sTAP SUPPORT FUNDING. MPI shall provide funding for MPI sTAP support activities provided by Caliper under Section 2.4 at the rate of [ * ] per FTE per year. Caliper agrees to provide [ * ] FTEs for MPI sTAP support activities during each Contract Year,


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or such other number of FTEs as the parties may agree in the sTAP Plan for such
Contract Year. The parties may change this FTE commitment only by mutual agreement, and may mutually agree to modify the number of FTEs for the first Contract Year within thirty (30) days after the approval of the sTAP Plan for such Contract Year. Neither [ * ] nor the cost of installation of Instruments and other sTAP Products are intended, or shall be construed, to be FTEs hereunder. MPI shall have no obligation to reimburse Caliper or its Affiliates for FTE activities in connection with [ * ].

            4.2.2 NAP DEVELOPMENT FUNDING. Except as otherwise provided in a NAP Plan, MPI shall bear all [ * ] of participating in the NAP. Except as provided in Sections 2.10 and 3.9 or as otherwise provided in a NAP Plan, MPI shall fund [ * ] of the cost of [ * ] in any project under the NAP Plan at the rate of [ * ]. Caliper agrees to provide [ * ] to support the NAP during each Contract Year, or such other number [ * ] as may be required under the various NAP Plans approved pursuant Section 3.3 that are in effect in such Contract Year. The parties may change this [ * ] commitment only by mutual agreement. Neither [ * ] nor the cost of installation of Instruments and other NAP Products or [ * ] with respect thereto are intended, or shall be construed, to be [ * ] hereunder. MPI shall have no obligation to reimburse Caliper or its Affiliates for [ * ] activities [ * ].

            4.2.3 ADVANCE APPROVAL OF [ * ] COSTS. MPI shall not be responsible for any [ * ] costs incurred by Caliper that have not been approved in advance in writing by MPI's NAP Leader or sTAP Leader, as applicable, and Caliper shall not be obligated to perform any activities under a Program unless such activities have been approved by MPI in writing.

            4.2.4 REPORTING AND RECONCILIATION OF FTES. MPI funding for Caliper FTEs shall be paid in advance in quarterly installments due [ * ] days after the beginning of each Contract Quarter. The funding for each Contract Quarter shall be based on the number of Caliper FTEs scheduled in the sTAP Plan and the NAP Plan(s) for such quarter. Within thirty (30) days after the end of each Contract Quarter, Caliper shall deliver a reasonably detailed report to MPI describing the actual time applied to MPI tasks for each Program during such quarter. MPI's sTAP Leader and NAP Leader, as applicable, shall have the right to reallocate the goals and activities of Caliper FTEs scheduled for particular projects or activities or quarters in a Contract Year within the sTAP or under any NAP Plans approved unilaterally by MPI pursuant to Section 3.3.2, provided that the total Caliper FTEs do not exceed the aggregate amount budgeted for the sTAP or such NAP Plans for such year, as applicable. Requests at any time for Caliper FTE support for a Program in excess of the amounts set forth in the Plan(s) for such Program for a Contract Year shall be subject to mutual agreement. In any event, the parties shall reconcile any discrepancy between funding and actual Caliper FTE time provided for each Contract Year within thirty (30) days after the last quarter's report has been delivered to MPI for such year. If actual Caliper FTE time is less than the funding provided, Caliper shall refund the difference or credit it towards the next year's funding, at MPI's option. If actual Caliper FTE time exceeds the funding provided, Caliper may invoice MPI for the difference but MPI shall not be obliged to pay such amount unless such time was previously authorized by MPI in writing.


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        4.3 PRODUCT SALES AND MATERIAL TRANSFER.

            4.3.1 sTAP PRODUCTS. Caliper shall notify MPI in writing when Caliper is prepared to offer a sTAP Product to any Participant or Person, together with standard commercial terms to be established by Caliper, such as price, warranty, service arrangements and the like. Upon request, Caliper shall provide MPI with a description of sTAP Products due to be released in the following [ * ] and good faith price estimates therefor. MPI shall have the right to purchase sTAP Products [ * ]. Notwithstanding the foregoing, Caliper shall have the right [ * ] on sTAP Products to [ * ]. Caliper shall offer MPI and its Affiliates [ * ] with respect to [ * ] with respect to sTAP Products in addition to those provided in Section 4.4.

            4.3.2 NAP PRODUCTS. MPI and its Affiliates shall have the right to acquire NAP Products [ * ] of any other Person. MPI and its Affiliates shall have the right to purchase NAP Products on the terms set forth in the Development NAP Plan with respect to such Products [ * ]. Further, as partial consideration for MPI's participation in and funding of NAP, [ * ], which shall be adjusted to take into consideration the relative contributions of the parties with respect to the development of such NAP Products as well as the costs of competing products and alternative technologies. Caliper shall offer MPI and its Affiliates [ * ] with respect to [ * ] with respect to NAP Products in addition to those provided in Section 4.4. MPI's rights under this Section 4.3.2 with respect to NAP Products, shall only apply to NAP Products (i) for which development work under the Development NAP Plans for such NAP Products is [ * ] (as mutually determined by the Chief Technology Officers of Caliper and MPI),
(ii) which were first offered to MPI under the terms of this Section 4.3.2, or
(iii) for which the Approved NAP Plan is terminated by MPI pursuant to Section
8.4 as a result of a material breach by Caliper.

            4.3.3 PRODUCT PURCHASE. MPI shall not be obligated to purchase any Product under this Agreement until it has issued to Caliper a purchase order for such Product.

            4.3.4 IMPROVEMENTS AND ENHANCEMENTS. With respect to Instruments provided to MPI under the NAP or any prototypes provided to MPI or its Affiliates under this Agreement, MPI or its Affiliates, as applicable, shall have the [ * ], when and as available [ * ] Moreover, MPI and its Affiliates shall have the right to exchange any [ * ], as reasonably agreed by the parties.

            4.3.5 PRODUCT AVAILABILITY. Caliper and its Affiliates shall make Products (including, without limitation, any enhancements or modifications to those Products, or any derivatives thereof, that are made available to MPI and its Affiliates hereunder) available to [ * ] of MPI or its Affiliates, including but not limited to [ * ], and shall use good faith efforts to [ * ] of MPI as necessary to make such Products available. Further, upon request by Millennium, Caliper agrees to offer to [ * ], any customized sTAP Products or NAP Products (including beta-staged products) developed jointly by the parties hereunder.

            4.3.6 NAP PRODUCTS. All prototype systems transferred to MPI under, or identified in, a mutually agreed NAP Plan will be transferred to MPI and its Affiliates at [ * ].

            4.3.7 CALIPER PRODUCT SOFTWARE FOR NAP SYSTEMS. Caliper Product Software licensed to MPI under Section 3.1.1(b)(ii) shall be provided to MPI by Caliper [ * ]. Otherwise,


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such Caliper Product Software shall be included as part of a purchased NAP
System or in the case of an upgrade shall be purchased in accordance with
Section 4.3.2.

        4.4 CREDITS.

            4.4.1 AGGRESSIVE IMPLEMENTATION CREDIT. If MPI runs [ * ] high throughput screens through the implementation of sTAP Products at MPI within [ * ] months after Caliper delivers to MPI the relevant sTAP Products and demonstrates the relevant assay capabilities in accordance with the sTAP Plan, a credit equal to [ * ] of the total costs of the Chips purchased for such [ * ] screens shall be applied to reduce the Core Technology Development Funding Payment owed by MPI to Caliper in the first Contract Quarter following the achievement of the implementation objective.

            4.4.2 TECHNOLOGY VALIDATION CREDIT. If MPI or one of its Affiliates [ * ] between Caliper and a Person (together with its Affiliates, a "Customer") granting such Customer access to any product or technology of Caliper or its Affiliates that is not generally available except under a contract with Caliper, Caliper shall provide MPI with the following credit. Caliper shall credit [ * ] by each Customer in the [ * ] of such [ * ], up to a maximum of [ * ] per Customer, against MPI's ongoing payments to Caliper under this Article 4 or any purchase order entered into by MPI and Caliper during the Term (or any extension thereof); provided, however, Caliper shall be obligated to provide such credit
(i) only once for each Customer and only with respect [ * ] for such Customer,
(ii) solely with regard [ * ] that are executed during the Term (or any extension thereof), and (iii) only with respect to value actually received from such Customer. With respect to [ * ], Caliper shall provide MPI with a credit for up to [ * ] beginning in the first full Contract Quarter after [ * ] is executed. The remaining balance of such credit shall be applied to any ongoing payments owed by MPI under this Agreement or pursuant to any purchase order entered into by MPI or Caliper during the Term (or any extension thereof), provided that any payment owed by MPI shall not be reduced by more than [ * ] of the amount owed at any given time. For the purposes of this Section 4.4.2, [ * ] shall mean any one of the following [ * ] manner to the [ * ] to a Customer;
(ii) using Caliper Technology [ * ]; or (iii) providing Customer [ * ] other technology that [ * ]. In order for the parties to determine whether a [ * ] has been achieved, Caliper agrees to promptly notify MPI in writing upon the [ * ]. Similarly, MPI agrees to notify Caliper in writing if it believes in good faith that a [ * ] has occurred. For each such notice described above, the parties shall discuss in good faith whether a [ * ] has occurred.

            4.4.3 FIRM PURCHASE ORDER VOLUME DISCOUNT. If, within sixty (60) days after the sTAP Plan and the Feasibility NAP Plans have been approved for the first Contract Year, MPI submits to Caliper firm purchase orders for any combination of Products (subject only to each such Product meeting pre-agreed product specifications when delivered) (a) with a cumulative value greater than [ * ], then Caliper shall discount such Products by [ * ], and (b) with a cumulative value greater than [ * ], then Caliper shall discount such Products by [ * ].

5.      INTELLECTUAL PROPERTY.

        5.1 Ownership of Inventions and Software.



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            5.1.1 OWNERSHIP OF INVENTIONS. Except as provided in Section 5.2, each party shall own all inventions, whether patentable or not, conceived and reduced to practice solely by its employees, consultants or agents during the course of the Programs. Except as provided in Section 5.2, Caliper and MPI shall jointly own all inventions conceived and reduced to practice jointly by employees, consultants or agents of both parties during the course of the Programs. Each party shall execute all documents and take all actions reasonably necessary to perfect such ownership rights of the other party and to enable the filing of Patent applications. Inventorship shall be determined under U.S. patent laws. The parties shall reasonably cooperate with one another in connection with the prosecution and defense of Patents and applications with respect to jointly owned inventions, and shall share equally in any costs and expenses incurred in connection therewith. If at any time one party declines to fund the prosecution or maintenance of a Patent pursued by the other party with respect to a joint invention, the declining party shall immediately, and does hereby, assign all of its right, title and interest in and to such joint invention to the other party.

            5.1.2 OWNERSHIP OF SOFTWARE. Each party shall own all software code (in Object Code Form and Source Code Form) that is conceived and reduced to practice or otherwise developed in the course of performing the NAP solely by its employees, consultants or agents. Caliper and MPI shall jointly own all software code (in Object Code Form and Source Code Form) conceived and reduced to practice, or otherwise developed, jointly by employees, consultants or agents of both parties during the course of performing the NAP Program. Notwithstanding the foregoing, any software code conceived and reduced to practice, or otherwise developed, by any party or its consultants or agents in the course of performing the NAP that comprises an enhancement or modification to software owned solely by Caliper or its Affiliates shall be owned solely by Caliper and MPI hereby assigns and agrees to assign to Caliper all of MPI's right, title and interest to such enhanced or modified software. Likewise, any software code conceived and reduced to practice, or otherwise developed, by a party or its consultants or agents in the course of performing the NAP which comprises an enhancement or modification to MPI Software shall be owned solely by MPI and Caliper hereby assigns and agrees to assign all of Caliper's right, title and interest to such enhanced or modified software. Each party shall execute all documents and take all actions reasonably necessary to perfect such ownership rights of the other party and to enable the filing of any copyright registrations or Patent applications, as the case may be, with respect thereto.

        5.2 INVENTIONS RELATED TO A PARTY'S CORE TECHNOLOGY.

            5.2.1 LABCHIP IMPROVEMENTS.

                (a) PATENTED IMPROVEMENTS. MPI [ * ] Caliper all of MPI's [ * ] LabChip Improvements for which Patent applications are filed. MPI shall give Caliper thirty (30) days' advance written notice before filing any Patent application with respect to a LabChip Improvement. If requested by Caliper, MPI agrees to cooperate in patenting activities for such LabChip Improvements, at Caliper's expense, and agrees to [ * ]. In consideration for this [ * ]; provided that no rights in any other Caliper Technology (e.g. background Patents) are [ * ] pursuant to this Section 5.2.1(a).


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                (b) UNPATENTED IMPROVEMENTS. For any LabChip Improvement with respect to which MPI elects not to file a Patent application, MPI may elect either to disclose information regarding such LabChip Improvement to Caliper or to retain such information as confidential to MPI. In the event that MPI elects to disclose any such information to Caliper, Caliper may use or disclose freely in the course of its business, without restriction under Article 6 below, such information. Such use or disclosure may include, without limitation, inclusion of such information in any Patent application filed by Caliper. If MPI would like to work with Caliper on an unpatented LabChip Improvement but retain a proprietary interest in such LabChip Improvement, it may propose a special project to Caliper as described in Sections 2.6 and 3.6 by first providing Caliper with a non-confidential summary of the LabChip Improvement for discussion.

            5.2.2 MPI-RELATED INVENTIONS.

                (a) PATENTED INVENTIONS. Caliper [ * ] MPI all of Caliper's and its Affiliates' [ * ] MPI-Related Inventions. Caliper shall promptly notify MPI of the conception, reduction to practice or making of any such MPI-Related Invention by Caliper or any of its Affiliates. MPI shall have the sole right to determine whether to file any Patents with respect to a MPI-Related Invention and to control the prosecution and defense of any Patents and applications with respect thereto. If requested by MPI, Caliper agrees to cooperate in patenting activities for such MPI-Related Inventions, at MPI's expense, and agrees to [ * ]. In consideration for this assignment, [ * ] MPI-Related Inventions [ * ]; provided, however, that Caliper shall have the limited right [ * ] MPI-Related Inventions solely in the field of Chip-based microfluidics (i) to [ * ] commercial partners who are authorized distributors or manufacturers of Chips or Instruments on behalf of Caliper, (ii) for use solely in connection with such manufacturing and distribution activities, and (iii) only when [ * ] generally; and provided further that no rights in any other MPI Patents, trade secrets, know-how or other intellectual property (e.g. background Patents) are granted pursuant to this Section 5.2.2(a).

                (b) UNPATENTED INVENTIONS. Any MPI-Related Invention that is not subject to an MPI Patent shall be treated as Confidential Information of MPI by Caliper and its Affiliates.

        5.3 ASSAY DATA. MPI shall own all information and data resulting from or arising out of any LabChip Assay that (a) MPI or its Affiliates may perform, or
(b) Caliper or its Affiliates may perform with respect to any MPI Material (collectively, "Assay Data") [ * ]. Assay Data shall not include any information and data [ * ] that result from or arise out of any LabChip Assay performed by Caliper or its Affiliates. Notwithstanding anything in this Agreement to the contrary, Assay Data shall be deemed to be Confidential Information of MPI for all purposes under this Agreement (even if such Assay Data is disclosed by Caliper to MPI), except to the extent that such Assay Data becomes generally available or known to Persons reasonably skilled in the field to which such Assay Data pertains or otherwise part of the public domain through no fault of Caliper or its Affiliates.

        5.4 NO IMPLIED LICENSES. Notwithstanding any other provisions of this Agreement and the negotiations that led to this Agreement, the parties agree that no right or license, other than those expressly granted in this Agreement, shall be implied or imputed.


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6.      CONFIDENTIALITY; MATERIALS; PUBLICITY; PUBLICATIONS

        6.1 CONFIDENTIAL INFORMATION. During the Term, and for a period of five
(5) years following the expiration or termination of this Agreement, each party shall maintain in confidence any and all Confidential Information of the other party, provided, however that any Source Code Form of any software provided by either party hereunder shall be maintained in confidence in perpetuity. Each party further agrees that it shall not use for any purpose not authorized under this Agreement or disclose to any third party the Confidential Information of the other party, except that either party may disclose Confidential Information of the other party on a need-to-know basis to its directors, officers, employees, consultants and agents, and MPI may disclose such information to its Affiliates [ * ], if the disclosing party shall have first required such recipients to undertake an obligation of confidentiality and non-use similar to this Section 6.1. Upon request from a party, the other party shall return to such party any and all tangible embodiments of the Confidential Information of such other party or its Affiliates except to the extent that a party is expressly permitted to use such Confidential Information pursuant to a license grant set forth in this Agreement or otherwise.

        6.2 MATERIALS. Caliper acknowledges and agrees that the MPI Materials are and shall remain the sole property of MPI. Any information provided or developed in connection with the MPI Materials shall be treated as Confidential Information. The provision or use of MPI Materials under this Agreement does not grant Caliper, its Affiliates or any other Person any license or other right to such MPI Materials, except the limited right of Caliper to use the MPI Materials for the sole purpose for which MPI provided such material to Caliper (as set forth in the applicable sTAP Plan or NAP Plan or in such other writing) and for no other purpose. Caliper shall use the MPI Materials only at its own research facilities and shall not transfer any MPI Material to any other Person or location, including, without limitation, any of its Affiliates. Caliper understands that the MPI Materials are experimental and may have unpredictable or unknown biological and/or chemical properties and that they should be used with caution. Caliper shall comply with all laws and regulations, and any written instructions of MPI, applicable to the handling and use of the material. In no event shall Caliper use the MPI Materials for testing in or treatment of human subjects. Upon request by MPI, Caliper shall promptly return to MPI or destroy, in accordance with MPI's instructions, any remaining MPI Materials.

        6.3 PUBLICITY. Neither party shall originate any news release or other public announcement relating to the contents of this Agreement without the prior written approval of the other party, which approval shall not be unreasonably withheld, or delayed for longer than [ * ] business days. Notwithstanding the foregoing, either party may disclose the existence and/or the provisions of this Agreement (a) under standard obligations of confidentiality and non-use on a need-to-know basis, to investors and their representatives in a private or public financing transaction, or to potential acquirers or targets and their representatives in a corporate change of control transaction; provided, however, that no such disclosure shall be permitted to the extent it would constitute a violation of Section 6.1, or (b) as required by law (including but not limited to the filing of this Agreement as an exhibit to a document filed with the Securities and Exchange Commission), order or regulation of a governmental agency. The disclosing party shall provide written notice to the other party of any such disclosure required by law, order or regulation of a governmental agency, reasonably in advance of such disclosure if practical. If either party


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intends to file this Agreement with the Securities and Exchange Commission, it shall provide the other party with the opportunity to review and comment on the proposed filing, and the filing party will incorporate the comments of the other party subject only to securities law requirements.

        6.4 PUBLICATIONS. Each party shall have the right to publish and disclose any non-Confidential Information developed collaboratively under this Agreement that it owns, provided that such party ("Publishing Party") shall submit any proposed disclosure to the other party ("Other Party") for its review, in the case of manuscripts, at least [ * ] days prior to the earlier of the date of submission to any journal for review or the date of publication or disclosure, and in the case of public presentations or abstracts, at least [ * ] days prior to publication or disclosure. The Other Party shall complete its review of (a) any manuscript within [ * ] days of receipt of the submitted document and (b) any presentation or abstract within [ * ] days of receipt of the submitted document. The Other Party may require that the Publishing Party delete from its documents any reference to the Other Party's Confidential Information. If, during the applicable review period, the Other Party notifies the Publishing Party that it desires to file a Patent application on any inventions disclosed in the documents to which it has rights, the Publishing Party shall defer publication/disclosure for up to [ * ] additional days from the date of such notice to permit the Other Party to prepare and file a Patent application. Authorship of any publication hereunder shall be determined in accordance with scientific custom.

7.      INDEMNIFICATION; DISCLAIMERS; LIMITATION OF LIABILITY

        7.1 INDEMNIFICATION BY CALIPER. Caliper shall defend, indemnify and hold harmless MPI and its Affiliates and all their officers, directors, employees and agents (collectively, the "MPI Indemnitees") from and against any and all damages, awards, costs and expenses (including court and arbitration costs, witness fees and reasonable attorneys' fees) (collectively, "Losses") incurred by any MPI Indemnitee in connection with any claim, demand, law suit or other legal action by any third party against such MPI Indemnitee: (a) that arises from or occurs as a result of (i) any breach of this Agreement by Caliper or its Affiliates or any act, whether of omission or commission, by Caliper or its Affiliates with respect to their activities under this Agreement, (ii) the sale of Products by Caliper and its Affiliates to Persons other than MPI and its Affiliates or the conduct by Caliper or its Affiliates of their other businesses, or (iii) any personal injury in connection with the use or handling by any Caliper employees or agents of any MPI Material; or (b) subject to
Section 7.4 below, that alleges infringement of any Patent claim or other intellectual property right of a third party with respect to MPI's purchase, possession or use of any Product; except for those Losses for which MPI has an obligation to indemnify Caliper Indemnitees pursuant to Section 7.2, as to which Losses each party shall indemnify the other to the extent of their respective liability for the Losses; provided, however, that no such indemnification shall apply to the extent that such Losses arise from or occur as a result of (i) the gross negligence or intentional misconduct of MPI or its Affiliates, (ii) MPI's use of Products in violation of this Agreement, (iii) MPI's combination of Products with technology other than Caliper Technology, or (iv) MPI's unauthorized modification of Products,.

        7.2 INDEMNIFICATION BY MPI. MPI shall defend, indemnify and hold harmless Caliper, its Affiliates and sublicensees, and all their officers, directors, employees and agents (collectively, the "Caliper Indemnitees") from any Losses (as defined in Section 7.1) incurred by


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any Caliper Indemnitee in connection with any claim, demand, law suit or other legal action by any third party against any Caliper Indemnitee that arises from or occurs as a result of (a) any breach of this Agreement by MPI or its Affiliates or any act, whether of omission or commission, by MPI or its Affiliates with respect to their activities under this Agreement, or (b) the use by Caliper of any MPI Materials in sTAP Products as directed by MPI pursuant to Sections 2.4.2 or 2.4.4, except for those Losses for which Caliper has an obligation to indemnify MPI Indemnitees pursuant to Section 7.1, as to which Losses each party shall indemnify the other to the extent of their respective liability for the Losses; provided, however, that no such indemnification shall apply to the extent that such Losses arise from or occur as a result of (i) the gross negligence or intentional misconduct of Caliper or its Affiliates, (ii) Caliper's use of MPI Materials in violation of this Agreement or in violation of any reasonable restrictions on use imposed by MPI in accordance with Section 6.2 above, (ii) Caliper's combination of MPI Materials with Caliper Technology or other technology, or (iii) Caliper's unauthorized modification, transfer or use of MPI Materials.

        7.3 INDEMNIFICATION PROCEDURE. The party seeking indemnification under this Article 7 (the "Indemnified Party") shall (i) give the other party (the "Indemnifying Party") notice of the relevant claim and the related facts with reasonable promptness after becoming aware of same, (ii) reasonably cooperate with the Indemnifying Party, at the Indemnifying Party's expense, in the defense of such claim, and (iii) permit the Indemnifying Party to control the defense and settlement of any such claim, except that the Indemnifying Party shall not enter into any settlement without the Indemnified Party's prior written approval, not to be unreasonably withheld or delayed. The Indemnified Party shall have no authority to settle any claim on behalf of the Indemnifying Party. In the event the Indemnifying Party controls the defense of a claim hereunder, the Indemnified Party, at its own expense, shall have the right to participate in such defense through counsel of its own choosing.

        7.4 INTELLECTUAL PROPERTY. Caliper's obligation to indemnify MPI for claims under Section 7.1 above shall be subject to the following conditions. Caliper shall determine which sTAP Products to offer and when they will be offered. Caliper may impose reasonable restrictions upon the use of any Product for intellectual property reasons, provided it notifies MPI of such restrictions at the time of sale. Following sale of any Product, if Caliper reasonably determines that third party intellectual property concerns warrant, Caliper may, in its sole discretion, (i) obtain for MPI a license to continue to use the relevant Product, or (ii) replace or modify the relevant Product so as to make the Product non-infringing. If (i) and (ii) are not commercially and technically reasonable, Caliper shall have the right to terminate MPI's rights to use the relevant Product or restrict MPI from using it in a manner Caliper reasonably believes may be infringing, in which case MPI may elect to have the purchase price paid by MPI for such Product refunded. With respect to the loss of use of such Product pursuant to this Section, such a refund shall be MPI's sole remedy against Caliper.

        7.5 CALIPER DISCLAIMER. EXCEPT AS SPECIFICALLY PROVIDED IN ARTICLE 9 OR ELSEWHERE IN THIS AGREEMENT, CALIPER MAKES NO REPRESENTATION AND EXTENDS NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO ANY CALIPER TECHNOLOGY, CALIPER PRODUCT SOFTWARE, NAP PROGRAM SOFTWARE, sTAP PRODUCT OR OTHER


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COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS
AMENDED.

PRODUCTS DEVELOPED OR PROVIDED PURSUANT TO THIS AGREEMENT. MPI acknowledges that some of the Products to be provided to MPI pursuant to this Agreement are prototype units, and as such are neither equipped with standard safety features nor completely tested for defects. MPI acknowledges that such products require a greater degree of caution than other standard laboratory equipment. Caliper shall not be liable to MPI for any personal injury or property damage resulting from use of such equipment in a manner other than that recommended by Caliper.

        7.6 MPI DISCLAIMER. EXCEPT AS SPECIFICALLY PROVIDED IN ARTICLE 9 OR ELSEWHERE IN THIS AGREEMENT, MPI MAKES NO REPRESENTATION AND EXTENDS NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO ANY NAP PROGRAM SOFTWARE OR ANY OTHER MPI SOFTWARE, TARGETS, MPI MATERIALS, THE PRODUCTS OR OTHER MATERIALS OR TECHNOLOGY DEVELOPED OR PROVIDED PURSUANT TO THIS AGREEMENT. Caliper acknowledges that the MPI Materials to be provided to Caliper pursuant to this Agreement are experimental, and as such may have unpredictable or unknown biological or chemical properties and are not completely tested for defects. Caliper acknowledges that such products require a greater degree of caution than approved pharmaceutical products. MPI shall not be liable to Caliper for any personal injury or property damage resulting from use of such Materials in a manner other than as directed by MPI pursuant to Section 6.2.

        7.7 LIMITATION OF LIABILITY. EXCEPT IN CIRCUMSTANCES OF GROSS NEGLIGENCE OR INTENTIONAL MISCONDUCT, AND EXCEPT WITH RESPECT TO THE PARTIES' INDEMNIFICATION OBLIGATIONS UNDER SECTIONS 7.1 AND 7.2, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY INDIRECT OR CONSEQUENTIAL DAMAGES (INCLUDING, WITHOUT LIMITATION, LOST PROFITS) SUFFERED BY THE OTHER PARTY, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY THEREOF. Each party acknowledges that the foregoing limitations are an essential element of the Agreement between the parties and that in the absence of such limitations the pricing and other terms set forth in this Agreement would be substantially different.

8.      TERM AND TERMINATION

        8.1 TERM. The term of this Agreement shall commence on the Effective Date and, unless terminated earlier pursuant to this Article 8 or extended by MPI pursuant to Section 8.2, shall expire on the second anniversary of the Effective Date. The Agreement may be further extended by mutual written agreement of the parties hereto pursuant to Section 10.5.

        8.2 EXTENSION BY MPI. MPI shall have the right, in its sole discretion, to extend the term of this Agreement until the third anniversary of the Effective Date by written notice to Caliper at least [ * ] days prior to the second anniversary of the Effective Date. Upon such extension by MPI, all terms and conditions of this Agreement shall remain in force through the third anniversary of the Effective Date, provided that MPI shall have no obligation to make any



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

Core Technology Development Funding Payments after the second anniversary of the Effective Date.

        8.3 TERMINATION OF A PROGRAM FOR MATERIAL BREACH. Either party may terminate a Program under this Agreement prior to the expiration of the Term upon any material breach of such Program by the other party if the other party has not cured such breach within [ * ] days after written notice thereof by the non-breaching party; provided, however, that a breach of a Program shall not, in and of itself, be deemed a breach of the other Program; and provided further that the termination of an Approved NAP Plan shall not constitute a per se material breach of the NAP or this Agreement. In addition to any other rights and remedies available to the non-breaching party under this Agreement or otherwise, the non-breaching party shall be entitled to terminate any or all Approved NAP Plans on the terms set forth in Section 8.4 below in connection with any termination of the entire Agreement pursuant to this Section 8.3; however, the parties agree that failure by one party to substantially perform under an Approved NAP Plan may or may not constitute a material breach of this Agreement.

        8.4 TERMINATION OF A NAP PLAN.

            8.4.1 GENERAL. If any party fails to substantially perform under and in accordance with an Approved NAP and if, within [ * ] days after written notice of such substantial non-performance by the performing party, the non-performing party fails to remedy such non-performance, the performing party shall have the right to terminate such Approved NAP Plan and, in addition to any other rights and remedies available to the performing party under this Agreement or otherwise, the performing party shall be entitled to the following unless otherwise agreed in writing by the parties in the Approved NAP Plan or otherwise agreed in writing by the parties:

                (a) If the non-performing party is MPI, MPI shall (i) pay to Caliper within [ * ] days of such termination, [ * ], and (ii) furnish Caliper with all [ * ] and other [ * ] with respect to such Development NAP Plan. Further, the [ * ] and the provisions of [ * ] with respect thereto, and any [ * ] to Caliper with respect to Excluded MPI Property for the purpose of [ * ] such NAP System pursuant to such Approved NAP Plan, [ * ]. MPI shall also provide such technical assistance as is reasonably necessary for Caliper to exercise such rights, for a period of up to [ * ] days from the effective date of termination.

                (b) If the non-performing party is Caliper, Caliper (i) shall pay to MPI within [ * ] days of such termination, [ * ], (ii) shall furnish MPI with [ * ] with respect to such Development NAP Plan, and (iii) does hereby grant to MPI and its Affiliates a [ * ] license, with rights to sublicense as described below, under the [ * ] all purposes in the MPI Business, and to use the Caliper Know-how in connection therewith; provided, however, that MPI and its Affiliates shall have [ * ] by any third party and may sublicense the rights granted above only for the purpose of having [ * ] manufactured by a third party for use by MPI. Notwithstanding any termination of this Agreement, Caliper shall supply MPI, and MPI shall purchase from Caliper, MPI's requirements for such Chips on the terms set forth in Sections 3.8.1 and 4.3.2 and the relevant Approved NAP Plan(s). Further, Caliper shall provide MPI with [ * ] pursuant to
Section 4.3.6, such materials pursuant to Section 3.5.1 and, for a period of up to [ * ] days from the effective date of termination, such technical assistance, in each case as is reasonably



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

necessary for MPI to exercise such rights. The license grants to MPI and its Affiliates in Section 3.1.1 and the provisions of Section 3.4 with respect thereto, and the rights of MPI and its Affiliates under Sections 4.3.2, 4.3.4, 4.3.5, 4.3.6 and 4.3.7 shall survive such termination.

                (c) In the event that the non-breaching party elects to proceed with the [ * ] under such Development NAP Plan, it shall defend, indemnify and hold harmless the breaching party and its Affiliates and all their officers, directors, employees and agents from and against any and all damages, awards, costs and expenses (including court and arbitration costs, witness fees and reasonable attorneys' fees) (collectively, "Losses") incurred by any indemnified party in connection with any claim, demand, law suit or other legal action by any third party against such indemnified party that arises from or occurs as a result of [ * ] of such NAP System or NAP Product after termination of the NAP Plan with respect thereto; provided, however, that no such indemnification shall apply to the extent that such Losses arise from or occur as a result of the negligence or intentional misconduct of an indemnified party.

            8.4.2 SPECIFIC PERFORMANCE. The parties acknowledge and agree that because of the special equipment and expertise required to develop and manufacture Chips, it would not be possible for MPI to manufacture Chips independently. Failure of Caliper to substantially perform its obligations under an Approved NAP Plan will result in irreparable harm to MPI that cannot be compensated by monetary damages. Therefore, in addition to the other rights and remedies available to the MPI under this Agreement or otherwise, in the event that MPI terminates this Agreement or one or more Approved NAP Plans pursuant to this Section 8.3, MPI shall have the right to obtain from any court of competent jurisdiction specific performance to compel Caliper and its Affiliates to manufacture (a) in the event [ * ], any Chips in accordance with any Development NAP Plan approved pursuant to Section 3.3 prior to such termination, and (b) in the event that [ * ], any Chips in accordance with such NAP Plans, in each case for sale to MPI in accordance with Sections 3.5.1 and 4.3.2 and the relevant Approved NAP Plan(s).

        8.5 SURVIVING OBLIGATIONS. No expiration or termination of this Agreement shall relieve either party of any obligation accruing prior to such expiration or termination. The provisions of Sections [ * ], together with any provisions required for their enforcement, shall survive the expiration or termination of this Agreement.

        8.6 POST-TERM LICENSE. Following expiration or termination of this Agreement, the licenses granted to MPI under Sections 2.1 and 3.1.1(b) shall continue with respect to the sTAP Products and NAP Products, respectively, for which the licenses have been fully-paid pursuant to Sections 2.1 and 3.1.1(b), as applicable. Except as otherwise provided in Sections 8.3 and 8.4.1(b), MPI shall be entitled to continue to purchase such Instruments, Chips and other Products on the terms provided herein for so long as Caliper continues to offer such items for sale to third parties. Caliper shall notify MPI before ceasing production of any Product that MPI has purchased in the [ * ] before production is due to cease, to enable MPI to place an order to meet future needs.

9.      REPRESENTATIONS AND WARRANTIES.

        9.1 GENERAL. Each party hereby represents and warrants to the other party as of the Effective Date as follows:



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            9.1.1 ORGANIZATION. Such party is a corporation duly organized, validly existing and in good standing under the laws of the state in which it is incorporated, and has full corporate power and authority and the legal right to own and operate its property and assets and to carry on its business as it is now being conducted and as it is contemplated to be conducted by this Agreement.

            9.1.2 AUTHORITY. Such party (a) has the power and authority and the legal right to enter into this Agreement and perform its obligations hereunder, and (b) has taken all necessary action on its part required to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder. This Agreement has been duly executed and delivered on behalf of such party and constitutes a legal, valid and binding obligation of such party and is enforceable against it in accordance with its terms subject to the effects of bankruptcy, insolvency or other laws of general application affecting the enforcement of creditor rights and judicial principles affecting the availability of specific performance and general principles of equity, whether enforceability is considered a proceeding at law or equity.

            9.1.3 LITIGATION. Except, with respect to Caliper, as disclosed in Caliper's prospectus dated December 14, 1999, and, with respect to MPI, as disclosed in MPI's most recent Annual Report on Form 10-K, such party is not aware of any pending or threatened litigation (and has not received any communication) that alleges that such party's activities related to this Agreement have violated, or that by conducting the activities as contemplated herein such party would violate, any of the intellectual property rights of any other Person.

            9.1.4 CONSENTS. All necessary consents, approvals and authorizations of all regulatory and governmental authorities and other Persons required to be obtained by such party in connection with the execution and delivery of this Agreement and the performance of its obligations hereunder have been obtained.

            9.1.5 NO CONFLICTS. The execution and delivery of this Agreement and the performance of such party's obligations hereunder (a) do not conflict with or violate any requirement of applicable law or regulation or any provision of the articles of incorporation or bylaws of such party in any material way, and
(b) do not conflict with, violate, or breach or constitute a default or require any consent under, any contractual obligation or court or administrative order by which such party is bound.

            9.1.6 CONFIDENTIALITY AGREEMENTS. All of the employees, officers, and consultants of such party have executed agreements or have existing obligations under law requiring assignment to such party of all inventions made during the course of and as the result of their association with such party and obligating the individual to maintain as confidential such party's Confidential Information as well as confidential information of a third party which such party may receive, to the extent required to support such party's obligations under this Agreement.

        9.2 YEAR 2000 COMPLIANCE. Caliper represents, warrants and covenants to MPI that none of the Products, Instruments, Chips, or other hardware or software provided by or on behalf of Caliper under this Agreement (collectively, "Deliverables") shall, with respect to any date data which the Deliverables use in any manner and any system date which the Deliverables use



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as its current date, malfunction, cease to function, generate incorrect data or produce incorrect results and that all of the Deliverables shall function with respect to leap year calculations. Caliper further represents, warrants and covenants that in connection with providing date data to, and accepting date data from, other automated, computerized and/or software systems and users via user interfaces, electronic interfaces and data storage, the Deliverables shall represent dates without ambiguity as to century. In the event the Deliverables are century non-compliant in any respect, Caliper shall, at no cost to MPI and within fifteen (15) days of notice to Caliper, correct the non-compliance. Any such century noncompliance shall not constitute a force majeure.

10.     MISCELLANEOUS

        10.1 NOTICES. Any consent, notice or report required or permitted to be given or made under the Agreement by one party to the other party shall be in writing, delivered personally or by confirmed facsimile, first class mail postage prepaid, courier, or nationally-recognized delivery service, and addressed to the other party at its address indicated below, or to such other address as the addressee shall have last furnished in writing to the addresser. Such consent, notice or report shall be effective upon delivery to the addressee.

         If to Caliper:        Caliper Technologies Corp.
                               605 Fairchild Drive
                               Mountain View, California 94043-2234
                               Attention:  Chief Executive Officer

         If to MPI:            Millennium Pharmaceuticals, Inc.
                               75 Sidney Street
                               Cambridge, Massachusetts 02139
                               Attention:  General Counsel

        10.2 DISPUTE RESOLUTION.

            10.2.1 PROCEDURES. Except with respect to disputes arising under Articles 5 or 6 or as otherwise provided in this Agreement, if a dispute arises between the parties in connection with or relating to this Agreement or any document or instrument delivered in connection herewith that cannot be resolved by the sTAP Leaders or the NAP Leaders, as applicable, the parties shall use the following procedure in good faith:

                (a) With respect to disputes arising between the sTAP Leaders or the NAP Leaders under a sTAP Plan or a NAP Plan, as applicable,, either sTAP Leader or NAP Leader, as applicable, shall have the right to refer the dispute to the Chief Technology Officer of MPI and the Vice President of Science and Technology of Caliper, who shall attempt in good faith to negotiate a resolution of such dispute within thirty (30) days. Any written resolution of the dispute agreed to by such officers shall be final and binding on the parties.

                (b) Any dispute that the Chief Technology Officer of Millennium and Vice President of Science and Technology of Caliper are unable to resolve pursuant to Section 10.2.1(a) within thirty (30) days after the matter is referred to them or any other dispute subject to this Section 10.2.1 shall be referred to MPI's President, Pharmaceutical Research and


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Development of MPI or its Chief Business Officer and Caliper's Chief Executive
Officer, who shall attempt in good faith to negotiate a resolution of the dispute within thirty (30) days of such referral or such longer period as they may agree. Each such officer shall have the right to engage the services of any number of independent experts in the field in question (the Person so engaged by each officer to be reasonably acceptable to the other officer in terms of independence and expertise and shall be engaged under obligations of confidentiality) to assist the officers in making a joint determination in the best interests of the collaboration, and each officer shall be obligated to consider in good faith the analyses and opinions of any such independent experts engaged by either of them in making a determination. Any written resolution of the dispute agreed to by such officers shall be final and binding on the parties.

                (c) If the executive officers have not succeeded in negotiating a written resolution of the dispute within the time allotted therefor, either party shall have the right to refer the dispute for resolution by compulsory arbitration in accordance with the then current Commercial Arbitration Rules of the American Arbitration Association by a single arbitrator appointed in accordance with such rules or by such other dispute resolution procedure as the parties may agree. Judgment on any award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The parties agree that, any provision of applicable law notwithstanding, they shall not request, and the arbitrator shall have no authority to award, punitive or exemplary damages against any party. The losing party shall pay the reasonable attorneys' fees, costs and other expenses (including expert witness fees) of the prevailing party in connection with any such dispute resolution proceeding. The decision of the arbitrator shall be final and binding absent manifest error.

            10.2.2 INTERIM RELIEF. Notwithstanding anything herein to the contrary, nothing in this Section shall preclude either party from seeking interim or provisional relief, including a temporary restraining order, preliminary injunction or other interim equitable relief concerning a dispute, either prior to or during the arbitration or other dispute resolution proceeding, if necessary to protect the interests of such party. This Section shall be specifically enforceable.

        10.3 GOVERNING LAW. The Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of law principles thereof.

        10.4 ASSIGNMENT. This Agreement is personal in its character, and neither party shall assign its rights or obligations under this Agreement, in whole or in part, without the prior written consent of the other party; provided, however, that either party may assign this Agreement (i) to any successor by merger or sale of substantially all of the line of business to which this Agreement relates, or (ii) to any Affiliate, in each case so long as such successor, acquirer or Affiliate expressly agrees to be bound by the terms of this Agreement. This Agreement shall be binding on and inure to the benefit of the successors or permitted assigns of the parties hereto, and all entities controlled by them. Notwithstanding the foregoing, in the event either party (the "Merged Party") is acquired by or merged into, or transfers substantially all of its assets to, [ * ], then the Other Party shall have the right to terminate this Agreement in its entirety with thirty (30) days written notice, but not pursuant to Section 8.3 or 8.4 unless such sections otherwise apply by their terms, or (b) another Person, [ * ], then the Other Party shall


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have the right to terminate the NAP in its entirety with thirty (30) days written notice, but not pursuant to Section 8.3 or 8.4 unless such sections otherwise apply by their terms.

        10.5 WAIVERS AND AMENDMENTS. No waiver shall be deemed to have been made by any party hereto of any of its rights under this Agreement unless such waiver is in writing and is signed on behalf of such party by its duly authorized officer. Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the waiving party in any other respect or at any other time. No change or modification of this Agreement, or any of the provisions herein contained, shall be valid unless made in writing and signed by duly authorized representatives of the parties hereto.

        10.6 ENTIRE AGREEMENT. This Agreement, together with the exhibits and schedules hereto, embodies the entire understanding between the parties and supersedes any prior understanding and agreements between and among Caliper and MPI with respect to the subject matter of this Agreement.

        10.7 SEVERABILITY. If a court of competent jurisdiction declares any provision of this Agreement invalid or unenforceable, or if any government or other agency having jurisdiction over either party deems any provision to be contrary to any laws, then that provision shall be severed and the remainder of the Agreement shall continue in full force and effect. To the extent possible, the parties shall revise such invalidated provision in a manner that will render such provision valid without impairing the parties' original intent.

        10.8 DISCLAIMER OF AGENCY OR EMPLOYMENT. The relationship between Caliper and MPI is that of independent contractors. Caliper and MPI are not joint venturers, partners, principal and agent, master and servant, employer or employee, and have no relationship other than that of independent contracting parties. Neither party shall have the right or authority to assume, create, or incur any third party liability or obligation of any kind, express or implied, against or in the name of or on behalf of another. All persons employed by a party shall be employees of such party and not of the other party and all costs and obligations incurred by reason of any such employment shall be for the account and expense of such party.

        10.9 NON-SOLICITATION. Neither party may actively solicit any employee of the other party to leave the employ of that party during the term of this Agreement. If either party receives an unsolicited employment inquiry from an employee of the other party, it shall not make any written offer of employment to such individual without notifying the other party in writing at least five
(5) days before making such an offer.

        10.10 THIRD-PARTY RIGHTS. This Agreement is not intended to confer any benefit upon, or create any right in favor of, any Person other than the parties hereto and, where expressly provided, their Affiliates.

        10.11 REFERENCES. Unless otherwise specified, (a) references in this Agreement to any Article, Section, Schedule or Exhibit shall mean references to such Article, Section, Schedule or Exhibit of this Agreement, (b) references in any section to any clause are references to such clause of such section, and (c) references to any agreement, instrument or other document in this Agreement refer to such agreement, instrument or other document as originally executed or, if



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BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE
COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

subsequently varied, replaced or supplemented from time to time, as so varied, replaced or supplemented and in effect at the relevant time of reference thereto.

        10.12 CONSTRUCTION OF AGREEMENT. Except where the context otherwise requires, wherever used, the singular shall include the plural, the plural the singular, the use of any gender shall be applicable to all genders and the word "or" is used in the inclusive sense. The captions of this Agreement are for convenience of reference only and in no way define, describe, extend or limit the scope or intent of this Agreement or the intent of any provision contained in this Agreement. This Agreement was prepared as a result of negotiation and mutual agreement between the parties. Accordingly, no provision of this Agreement shall be construed against any party on the basis that such party drafted this Agreement or such provision.

        10.13 FURTHER ASSURANCES. The parties covenant and agree that, subsequent to the execution and delivery of this Agreement, and without any additional consideration therefor, each party shall execute and deliver any further legal instruments and perform any further acts that are or may become necessary to effectuate the purposes of this Agreement.

        10.14 COUNTERPARTS. The Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.







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[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY
BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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        IN WITNESS WHEREOF, the parties have executed the Agreement as of the
Effective Date.


CALIPER TECHNOLOGIES CORP.                 MILLENNIUM PHARMACEUTICALS, INC.

By:      /s/ Michael R. Knapp              By:      /s/ Steven H. Holtzman
    ----------------------------------        ----------------------------------
Name:    Michael R. Knapp                  Name:    Steven H. Holtzman
      --------------------------------          --------------------------------
Title:   V.P. Science and Technology       Title:   Chief Business Officer
      --------------------------------           -------------------------------



                                       37

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.